As filed with the Securities and Exchange Commission on May 29, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MERITAGE HOMES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	86-0611231 (I.R.S. Employer Identification No.)

17851 North 85th Street, Suite 300, Scottsdale, Arizona (Address of Principal Executive Offices)	85255 (Zip Code)

MERITAGE HOMES CORPORATION 2006 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Larry W. Seay

Executive Vice President and Chief Financial Officer

17851 North 85th Street

Suite 300

Scottsdale, Arizona 85255

480-515-8100

(Name, Address and Telephone

Number, Including Area Code, of Agent For Service)

With copy to:

Steven D. Pidgeon

DLA Piper US LLP

2415 East Camelback Road, Suite 700

Phoenix, Arizona 85016

480-606-5100

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock ($0.01 par value per share)	900,000	$17.05	$15,345,000	$603

(1)           In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)           Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock on May 27, 2008. This Registration Statement relates to:

Form S-8 Registration Statement No. 333-134637, filed on June 1, 2006, pursuant to which the Registrant registered 1,201,350 shares of common stock for issuance under the Meritage Homes Corporation 2006 Stock Incentive Plan (the “Plan”).

The contents of the above-referenced registration statement are incorporated by reference herein pursuant to General Instruction E to Form S-8. This Registration Statement relates to the amendment of the Plan. The Plan has been amended to (i) increase the number of shares of common stock authorized to be issued thereunder from 700,000 shares to 1,600,000 shares (excluding shares that were rolled into the 2006 Stock Incentive Plan from a former incentive plan) and (ii) change the maximum number of shares that can be granted to any one person from 100,000 shares in the aggregate to 250,000 shares per year. The previously paid filing fee associated with the referenced securities under the registration statement was $6,287, which includes an amount of $2,149 related to securities that were carried forward from a registration statement on Form S-8 that was filed for securities registered under a former incentive plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit Number	Description	Page or Method of Filing

4.1	Restated Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3 of Form 8-K dated June 20, 2002

4.2	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated September 15, 2004

4.3	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Proxy Statement for the 2006 Annual Meeting of Stockholders

4.4	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix B of the Proxy Statement for the 2008 Annual Meeting of Stockholders

4.5	Amended and Restated Bylaws of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated August 21, 2007

4.6	Meritage Homes Corporation 2006 Stock Incentive Plan, as amended	Filed herewith

4.7	Representative Form of Restricted Stock Agreement	Incorporated by reference to Exhibit 4.2 to Form S-8 (File No. 333-134637)

4.8	Representative Form of Non-Qualified Stock Option Agreement	Incorporated by reference to Exhibit 4.3 to Form S-8 (File No. 333-134637)

4.9	Representative Form of Incentive Stock Option Agreement	Incorporated by reference to Exhibit 4.4 to Form S-8 (File No. 333-134637)

4.10	Representative Form of Stock Appreciation Rights Agreement	Incorporated by reference to Exhibit 4.5 to Form S-8 (File No. 333-134637)

5.1	Opinion of DLA Piper US LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.3	Consent of Counsel	Included as part of Exhibit 5.1

24.0	Power of Attorney	See Signature Page

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 29th day of May, 2008.

MERITAGE HOMES CORPORATION

By:	/s/ Larry W. Seay
Larry W. Seay
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each whose signature appears below constitutes and appoints Steven J. Hilton and Larry W. Seay, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven J. Hilton	Chairman, Chief Executive Officer and Director	May 29, 2008
Steven J. Hilton	(Principal Executive Officer)

/s/ Larry W. Seay	Executive Vice President and Chief Financial Officer	May 29, 2008
Larry W. Seay	(Principal Financial Officer)

/s/ Vicki L. Biggs	Controller and Chief Accounting Officer	May 29, 2008
Vicki L. Biggs	(Principal Accounting Officer)

Director
Robert G. Sarver

Director
Richard T. Burke

/s/ Raymond Oppel	Director	May 29, 2008
Raymond Oppel

/s/ Peter L. Ax	Director	May 29, 2008
Peter L. Ax

/s/ Gerald W. Haddock	Director	May 29, 2008
Gerald W. Haddock

II-2

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing

4.1	Restated Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3 of Form 8-K dated June 20, 2002

4.2	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated September 15, 2004

4.3	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix A of the Proxy Statement for the 2006 Annual Meeting of Stockholders

4.4	Amendment to Articles of Incorporation of Meritage Homes Corporation	Incorporated by reference to Appendix B of the Proxy Statement for the 2008 Annual Meeting of Stockholders

4.5	Amended and Restated Bylaws of Meritage Homes Corporation	Incorporated by reference to Exhibit 3.1 of Form 8-K dated August 21, 2007

4.6	Meritage Homes Corporation 2006 Stock Incentive Plan, as amended	Filed herewith

4.7	Representative Form of Restricted Stock Agreement	Incorporated by reference to Exhibit 4.2 to Form S-8 (File No. 333-134637)

4.8	Representative Form of Non-Qualified Stock Option Agreement	Incorporated by reference to Exhibit 4.3 to Form S-8 (File No. 333-134637)

4.9	Representative Form of Incentive Stock Option Agreement	Incorporated by reference to Exhibit 4.4 to Form S-8 (File No. 333-134637)

4.10	Representative Form of Stock Appreciation Rights Agreement	Incorporated by reference to Exhibit 4.5 to Form S-8 (File No. 333-134637)

5.1	Opinion of DLA Piper US LLP	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.3	Consent of Counsel	Included as part of Exhibit 5.1

24.0	Power of Attorney	See Signature Page